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                                                                     EXHIBIT 21
                                                                     ----------




                       SUBSIDIARIES OF EKCO GROUP, INC.




        The following are the subsidiaries of the registrant, all of which are wholly-owned except for Woodstream Corporation which is majority-owned:


                                                   Jurisdiction of
Name of Subsidiary                                 Incorporation
------------------                                 ---------------
Ekco Housewares, Inc.                              Delaware

Ekco Canada Inc.                                   Ontario, Canada

Frem Corporation                                   Massachusetts

Woodstream Corporation                             Pennsylvania

Kellogg Brush Manufacturing Co.                    Massachusetts

Cleaning Specialty Co.                             Tennessee

Wright-Bernet, Inc.                                Ohio

B. VIA International Housewares, Inc.              Delaware

Ekco Consumer Products Ltd.                        Delaware



Inactive Subsidiaries:

Delhi Manufacturing Corporation                    Delaware

Ekco Wood Products Co.                             Delaware

Fenwick                                            California

FPI, Inc.                                          Washington

Trappe of Aspen, Inc.                              Pennsylvania